EXHIBIT 99.2

MedQuest, Inc. Announces Record Revenues for the Quarter and Six Months Ended June 30, 2004

Alpharetta, Georgia, August 9, 2004 - MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers, today announced record revenues for the quarter and six months ended June 30, 2004.

Based upon preliminary results, revenues for the quarter ended June 30, 2004 increased to a record $71.0 million, representing an increase of 19.1%, as compared to revenues of $59.6 million for the quarter ended June 30, 2003.  Revenues for the six months ended June 30, 2004 also increased to a record $138.0 million, representing an increase of 19.6%, as compared to revenues of $115.4 million for the six months ended June 30, 2003.  The increase was the result of growth in the number of scans performed at existing centers and an increase in the number of centers from 81 at June 30, 2003 to 90 at June 30, 2004.

Income from operations increased to $7.7 million for the second quarter of 2004 as compared to $7.6 million for the second quarter of 2003.  Income from operations was $17.3 million for the six months ended June 30, 2004 as compared to $14.2 million for the six months ended June 30, 2003.

In addition, net income before interest, income taxes, depreciation and amortization, and certain non-recurring legal expenses (“Adjusted EBITDA”) increased to $18.1 million for the second quarter of 2004, representing an increase of 21.5%, as compared to Adjusted EBITDA of $14.9 million for the second quarter of 2003.  Adjusted EBITDA for the six months ended June 30, 2004 increased to $35.7 million, representing an increase of 26.1%, as compared to Adjusted EBITDA of $28.3 million for the six months ended June 30, 2003.

Adjusted EBITDA reflects adjustments for certain non-recurring legal expenses in the amount of $0.3 million and $2.4 million incurred in the first and second quarter of fiscal 2004, respectively.  The legal expenses relate to: 1) attorney fees, expenses and associated costs incurred in connection with the legal matters subsequently discussed; 2) management’s estimate of the final costs related to the anticipated settlement of the United States Department of Justice investigation; and 3) dismissal without prejudice in May 2004, in conjunction with a settlement, of the class action lawsuit which was initially filed against the Company in February 2003.

“We are extremely pleased with our performance during the first six months of fiscal 2004 and have eagerly anticipated a favorable resolution of these outstanding legal matters so that we could focus our efforts entirely towards building upon our strong performance history,” said Gene Venesky, Chief Executive Officer of MedQuest, Inc.

Capital expenditures were $13.5 million for the second quarter of 2004 as compared to $7.3 million for the second quarter of 2003.  Capital expenditures were $24.1 million for the six months ended June 30, 2004 as compared to $14.9 million for the six months ended June 30, 2003.  Cash provided by operating activities was $12.8 million for the six months ended June 30, 2004, as compared to $13.5 million for the six months ended June 30, 2003.  The Company’s total debt to last twelve months (“LTM”) EBITDA (net income before interest, income taxes, depreciation and amortization) was 3.84x at June 30, 2004.

MedQuest, Inc. will conduct a conference call to discuss information included in this news release and related matters at 2 p.m. EDT on Monday, August 9, 2004.  The conference call can be accessed at (800) 591-6930 (domestic) or (617) 614-4908 (international). Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #59588279. The conference call will be broadcast live, and will be available for replay through Monday, August 23, 2004, at www.fulldisclosure.com using the symbol QEST.

ABOUT MEDQUEST, INC. - MedQuest, Inc. is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States. These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, ultrasound, and mammography.  MedQuest, Inc. operates a network of ninety-one centers in thirteen states located primarily throughout the southeastern and southwestern United States.

This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding our future growth and profitability, growth strategy and trends in the industry in which we operate. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. We can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for our services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect our ability to do business, actions of our competitors, introduction of new technologies, risks associated with our acquisition strategy and integration costs, and the additional factors and risks contained in our Amendment No. 1 to the Registration Statement on Form S-1 declared effective on May 14, 2004.

Condensed Consolidated Statements of Operations (in thousands)

	Three months ended June 30,		Six months ended June 30,		LTM June 30,
	2004	2003	2004	2003	2004
	(unaudited)		(unaudited)		(unaudited)

Net revenues from services	$71,012	$59,613	$138,032	$115,360	$265,584
Costs and expenses
Operating expenses, excluding depreciation	29,580	25,815	57,635	50,394	112,303
Marketing, general and administrative expenses	25,765	18,922	47,499	36,619	87,333
Depreciation and amortization	7,921	7,301	15,619	14,182	29,723
Income from operations	7,746	7,575	17,279	14,165	36,225
Interest expense, net	6,405	6,057	12,849	11,867	25,347
Equity in earnings of unconsolidated joint venture	(35)	—	(108)	—	(130)
Income before provision for income taxes	1,376	1,518	4,538	2,298	11,008
Provision for income taxes	550	608	1,815	920	4,503
Net income	$826	$910	$2,723	$1,378	$6,505

Adjusted EBITDA Reconciliation (in thousands)

The following table reconciles the difference between net income, as determined under United States of America generally accepted accounting principles, and Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,		LTM June 30,
	2004	2003	2004	2003	2004
	(unaudited)		(unaudited)		(unaudited)

Net income	$826	$910	$2,723	$1,378	$6,505
Interest expense, net	6,405	6,057	12,849	11,867	25,347
Provision for income taxes	550	608	1,815	920	4,503
Depreciation and amortization	7,921	7,301	15,619	14,182	29,723
EBITDA	$15,702	$14,876	$33,006	$28,347	$66,078

Certain legal expenses	2,400	—	2,700	—	3,200

Adjusted EBITDA	$18,102	$14,876	$35,706	$28,347	$69,278

Condensed Consolidated Balance Sheets (in thousands)

	June 30, 2004	December 31, 2003
	(unaudited)

Assets
Cash and cash equivalents	$2,418	$6,731
Patient receivables, net of allowances	67,342	61,490
Other current assets	7,665	6,044
Total current assets	77,425	74,265
Property and equipment, net	87,527	82,107
Other assets	67,663	67,109
Total assets	$232,615	$223,481

Liabilities and stockholders’ deficit
Other current liabilities	$26,719	$26,925
Current portions of long-term debt and capital leases	2,517	2,184
Total current liabilities	29,236	29,109
Long-term debt and capital leases	251,220	247,483
Other	11,220	8,673
Total liabilities	291,676	285,265
Redeemable preferred stock	50,000	50,000
Total stockholders’ deficit	(109,061)	(111,784)
Total liabilities and stockholders’ deficit	$232,615	$223,481

This press release contains financial information that is not prepared in accordance with generally accepted accounting principles (“GAAP”).  Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP.  The Company’s management uses Adjusted EBITDA, defined as earnings before interest, income taxes, depreciation and amortization, and certain non-recurring legal expenses, in its internal analysis of operating performance.  Management believes that Adjusted EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of results of operations.  In particular, management believes that adjusting for certain non-recurring legal expenses related to the settlement of the class action lawsuit and the anticipated settlement of the United States Department of Justice investigation may be helpful to investors because such non-recurring items are not expected to directly affect the Company’s ongoing operating performance.

Contact:	Thomas C. Gentry
Chief Financial Officer
4300 North Point Parkway
Alpharetta, Georgia 30022
(770) 300-0101